                                                                   EXHIBIT 10.19

                                110 ATRIUM PLACE
                              BELLEVUE, WASHINGTON

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                          WA-110 ATRIUM PLACE, L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY
                                  ("LANDLORD")

                                       AND

                              BSQUARE CORPORATION,
                            A WASHINGTON CORPORATION
                                   ("TENANT")

                             OFFICE LEASE AGREEMENT

         THIS OFFICE LEASE AGREEMENT (the "LEASE") is made and entered into as of January 1, 2004, by and between WA-110 ATRIUM PLACE, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD"), and BSQUARE CORPORATION, A WASHINGTON CORPORATION ("TENANT"). The following exhibits and attachments are incorporated into and made a part of this Lease: ADDENDUM, EXHIBIT A-1 (Outline and Location of Premises), EXHIBIT A-2 (Legal Description of Property), EXHIBIT B (Expenses and Taxes), EXHIBIT C (Work Letter - INTENTIONALLY OMITTED), EXHIBIT D (Commencement Letter - INTENTIONALLY OMITTED), EXHIBIT E (Building Rules and Regulations), EXHIBIT F (Additional Provisions), and EXHIBIT G (Letter of Credit
Form).

1. BASIC LEASE INFORMATION.

         1.01 "BUILDING" shall mean the building located at 110 110th Avenue NE, Bellevue, Washington 98004 commonly known as 110 Atrium Place. "RENTABLE SQUARE FOOTAGE OF THE BUILDING" is deemed to be 224,725 square feet.

         1.02 "PREMISES" shall mean the area shown on EXHIBIT A-1 to this Lease. The Premises is located on the 2nd floor of the Building and known as suites 200, 215, 220 and 230. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The "RENTABLE SQUARE FOOTAGE OF THE PREMISES" is deemed to be 43,396 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

         1.03     "BASE RENT":

                                            ANNUAL RATE                           MONTHLY
        PERIOD                            PER SQUARE FOOT                        BASE RENT
------------------------------------------------------------------------------------------
9/1/04 through 8/31/09                        $ 9.00                            $32,547.00
------------------------------------------------------------------------------------------
9/1/09 through 8/31/14                        $10.00                            $36,163.33
------------------------------------------------------------------------------------------

                  Notwithstanding anything in this Section 1.03 to the contrary, if the Commencement Date (defined in Section 1.06 below) occurs on or before December 31, 2004, then, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent and Additional Rent, in the approximate amount of $63,430.49 per month (i.e. $32,547.00 in Base Rent and approximately $30,883.49 in Additional Rent), for the period commencing on the Commencement Date and expiring on December 31, 2004 (the "RENT ABATEMENT PERIOD"). By way of example but not of limitation, if the Commencement Date occurs on September 1, 2004, the total amount of Rent abated during the Rent Abatement Period shall equal approximately $253,7212.96.

         1.04     "TENANT'S PRO RATA SHARE": 19.3107%.

         1.05     "BASE YEAR" [INTENTIONALLY OMITTED]

         1.06 "TERM": A period of 120 months. Subject to Section 3, the Term shall commence on September 1, 2004 (the "COMMENCEMENT DATE") and, unless terminated early in accordance with this Lease, end on August 31, 2014 (the "TERMINATION DATE").

         1.07     Allowance(s): None.

         1.08     "SECURITY DEPOSIT": None.

         1.09 "GUARANTOR(S)": As of the date of this Lease, there are no Guarantors.

         1.10 "BROKER(S)": Equity Office Properties Management Corp. ("Landlord's Broker"), which represented Landlord in connection with this transaction.

         1.11 "PERMITTED USE": General office use and administrative use, together with uses reasonably incident thereto. The Permitted Use shall also include the testing of computers and intelligent computing devices, including hardware, software and wired or wireless embedded smart devices; provided, however, that in no event shall the Permitted Use include chemical or biological testing.

         1.12     "NOTICE ADDRESS(ES)":

Landlord:                                               Tenant:
WA-110 Atrium Place, L.L.C.                             Prior to the Commencement Date, notices shall be sent to
c/o Equity Office Management, L.L.C.                    Tenant at the following address:
701 5th Avenue                                                   3150 139th Avenue, S.E.
Suite 4000                                                       Suite 500
Seattle, Washington 98104                                        Bellevue, Washington 98005
Attn: Property Manager, 110 Atrium Place

                                                        On and after the Commencement Date, notices shall be sent to
                                                        Tenant at the Premises, with a copy to:

                                                                 Ball Janik LLP
                                                                 One Main Place
                                                                 101 SW Main Street, Suite 1100
                                                                 Portland, Oregon 97204-3219
                                                                 Attn: Dina E. Alexander

                  A copy of any notices to Landlord shall be sent to Equity Office, One Market, Spear Tower, Suite 600, San Francisco, California 94105, Attn: Seattle Regional Counsel.

         1.13 "BUSINESS DAY(S)" are Monday through Friday of each week, exclusive of New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. "BUILDING SERVICE HOURS" are 6:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

         1.14     "LANDLORD WORK" [INTENTIONALLY OMITTED]

         1.15 "PROPERTY" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

         1.16     "LETTER OF CREDIT": $1,200,00.00, as more fully described in
                  Section I of EXHIBIT F.

2. LEASE GRANT.

         The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the "COMMON AREAS").

3. ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.

         3.01 [INTENTIONALLY OMITTED]

         3.02 The Premises are accepted by Tenant in "as is" condition and configuration without any representations or warranties by Landlord (other than any such representations or warranties that may be expressly set forth herein). Notwithstanding the foregoing, Landlord agrees to deliver the Premises to Tenant in broom-clean condition (except as otherwise provided in Section V of EXHIBIT F attached hereto) and with all carpets cleaned. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party; however Landlord shall use reasonable efforts to obtain possession of the space. The Commencement Date, in such event, shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. Notwithstanding the foregoing, if the Commencement Date has not occurred on or before the Required Delivery Date (defined below), then: (a) Landlord shall not be in default hereunder; however,
(b) if Tenant is not then in default hereunder, Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Required Delivery Date; or (ii) the Commencement Date. In the event of such termination, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent and Letter of Credit previously delivered by Tenant under this Lease and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The "REQUIRED DELIVERY DATE" shall mean September 1, 2004; provided, however, that the Required Delivery Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure (defined in Section 26.03) (including, without limitation, any holdover of all or any portion of the Premises by tenants thereof). Promptly after the determination of the Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as EXHIBIT D.

         3.03 Before the Commencement Date, Landlord shall permit Tenant to take possession of any separately demised portion of the Premises on or before the later to occur of (a) March 1, 2004, or (b) the date occurring 10 days after the latest to occur of (i) Tenant's written request for delivery of such portion of the Premises; (ii) Landlord's recovery of possession of such portion of the Premises (if Landlord is not in possession thereof as of the date of this Lease); or (iii) the completion of any work that Landlord is required to perform in such portion of the Premises under Section 3.02 above (which work Landlord agrees to use commercially reasonable efforts to complete within 10 Business Days after the later to occur of (A) the mutual execution and delivery of this Lease, or (B) Landlord's recovery of possession of such portion of the Premises [if Landlord is not in possession thereof as of the date of this Lease]). If Landlord permits Tenant to take possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease; provided, however, that during such period Tenant shall not be required to pay Rent (defined in Section 4.01) except for the cost of services requested by Tenant (e.g. freight elevator usage).

4. RENT.

         4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as "RENT"). "ADDITIONAL RENT" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the first installment of Base Rent and the first monthly installment of Additional Rent for Expenses and Taxes shall be payable on December 1, 2004 (and shall apply to the month of January 2005 unless the Commencement Date does not occur on or before January 1, 2005, in which event such payment shall apply to the first full calendar month of the Term). All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates in writing and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 12% per annum. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated based on the actual number of days in such month. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

         4.02 Tenant shall pay Tenant's Pro Rata Share of Taxes and Expenses in accordance with EXHIBIT B of this Lease.

5. COMPLIANCE WITH LAWS; USE.

         The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (the "ADA") (collectively, "LAW(S)"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the "Base Building" (defined below), but only to the extent such obligations are triggered by Tenant's use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. "BASE BUILDING" shall include the structural portions of the Building, the Common Areas (including the public restrooms) and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9).

         Landlord shall, at Landlord's expense (except to the extent properly included in Expenses), be responsible for correcting any violation of Law (including, without limitation, the ADA) with respect to the Base Building; provided, however, that Landlord shall not be responsible for correcting any such violation to the extent such violation (i) is caused or triggered by any of the matters that are Tenant's responsibility under any provision of this Lease, including, without limitation, the preceding paragraph or Section 9 below, or
(ii) arises under any provision of the ADA other than Title III thereof. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment, provided that if Landlord elects not to contest any alleged violation, Landlord will promptly make all repairs, additions, alterations or improvements necessary to comply with the notice of violation. Landlord represents and warrants to Tenant that, as of the date hereof, Landlord has not received written notice from any governmental agency that the Building is in violation of the ADA.

6. SECURITY DEPOSIT.

         The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7. BUILDING SERVICES.

         7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories and drinking fountains and any lavatories and kitchenettes located in the Premises; (b) customary heat and air conditioning in season during Building Service Hours. Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord's then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord; (c) standard janitorial service on Business Days (which janitorial service shall be in accordance with the standards generally met by other class "A" office buildings in the Bellevue Central Business District); (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

         7.02 Electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided for excess usage); (b) by a separate charge payable by Tenant to Landlord based on Tenant's usage; or (c) if the Premises is separately metered, by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.

         7.03 Landlord's failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a "SERVICE FAILURE") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated. Notwithstanding the foregoing, if a Service Failure is reasonably within the control of Landlord and (a) continues for 180 consecutive days after the Service Failure and (b) is not being diligently remedied by Landlord, then Tenant, as its sole remedy, shall have the right to elect to terminate this Lease within 10 days after the expiration of said 180-day period without penalty, by delivering written notice to Landlord of its election thereof; provided, however, that if Landlord is diligently pursuing the repair or restoration of the service, Tenant shall not be entitled to terminate this Lease but rather Tenant's sole remedy shall be to abate Rent as provided above. The foregoing termination right

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

shall not apply if the Service Failure is due to fire or other casualty; instead, in such event, the terms and provisions of Section 16 shall apply.

8. LEASEHOLD IMPROVEMENTS.

         All improvements in and to the Premises, including any Alterations (collectively, "LEASEHOLD IMPROVEMENTS") shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "REQUIRED REMOVABLES"). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables. Tenant shall have the right, subject to Landlord's prior written approval (which shall not be unreasonably withheld), to select all vendors for the installation of, and the provision of services relating to, Cable in the Premises.

9. REPAIRS AND ALTERATIONS.

         9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and (subject to the terms of Section 16) damage by Casualty (defined in Section 16) excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone, video and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "CABLE"); (f) supplemental air conditioning units serving only the Premises, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

         9.02 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building (including foundation); (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas;
(d) roof of the Building; (e) exterior doors and windows of the Building; and
(f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

         9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as "ALTERATIONS") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "COSMETIC ALTERATION"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 10% of the cost of the Alterations. Upon completion, Tenant shall furnish "as-built" plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord's approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10. ENTRY BY LANDLORD.

         Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord in accordance with the terms of this Section 10 shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11. ASSIGNMENT AND SUBLETTING.

         11.01 Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under
Section 11.02. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

         11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation (or an unexecuted copy of the same in substantially the same form as that which is to be executed by the parties thereto) and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Tenant has not previously done so, Tenant shall provide Landlord with a fully executed copy of the assignment, sublease or other Transfer documentation promptly following the full execution thereof. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord's review of any Permitted Transfer or requested Transfer.

         11.03 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of the excess within 30 days after Tenant's receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees and construction costs. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant's share of payments received by Landlord.

         11.04 Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an "OWNERSHIP CHANGE") or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a "PERMITTED TRANSFER"): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant's successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant's net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and
(d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer. Tenant's notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. "AFFILIATE" shall mean an entity controlled by, controlling or under common control with Tenant.

12. LIENS.

         Tenant shall not permit mechanics' or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys' fees.

13. INDEMNITY AND WAIVER OF CLAIMS.

         Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the "LANDLORD RELATED PARTIES") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties (to the extent not acting as agents of Landlord), (c) the bursting or leaking of any tank, water closet, drain or other pipe (except to the extent resulting from Landlord's failure to maintain the same as required under this Lease), (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as "LOSSES"), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant's transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("TENANT RELATED PARTIES") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties.

14. INSURANCE.

         Tenant shall maintain the following insurance ("TENANT'S INSURANCE"):
(a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises ("TENANT'S PROPERTY") and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers' Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence (provided that if this coverage is unavailable from the Worker's Compensation carrier or applicable State Fund, a "Stop Gap Liability" endorsement to the Commercial General Liability Policy is acceptable). Any company writing Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII (provided, however, that, until June 16, 2004, Atlantic Mutual Insurance Company may write Tenant's Insurance even though its A.M. Best rating is less than A-VIII, but only so long as its A.M. Best rating is not less than B+). All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant's Insurance. Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord.

15. SUBROGATION.

         Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant's Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16. CASUALTY DAMAGE.

         16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a "CASUALTY"), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises ("COMPLETION ESTIMATE"). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate, in which event such termination shall be effective as of the date of the Casualty. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs. In addition to Landlord's right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by the Casualty and such damage cannot reasonably be repaired within 60 days after receipt of the Completion Estimate; (b) there is less than 1 year of the Term remaining on the date of such Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of the Casualty.

         16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements (as reasonably determined by Landlord, assuming that such repair will be performed pursuant to a construction contract providing for a guaranteed maximum price) exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17. CONDEMNATION.

         Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "TAKING"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord's ability to profitably operate the remainder of the Building. Tenant shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Tenant's ability to profitably operate its business for the Permitted Use in the Premises. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18. EVENTS OF DEFAULT.

         Each of the following occurrences shall be a "DEFAULT": (a) Tenant's failure to pay any portion of Rent when due, if the failure continues for 3 Business Days after written notice to Tenant ("MONETARY DEFAULT"); (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 Business Days after written notice to Tenant provided, however, if Tenant's failure to comply cannot reasonably be cured within 10 Business Days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 Business Days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law (other than by means of a Taking); (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises;
(f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property; or (g) the occurrence of a Sunset North Default (as defined in Section VIII.B of EXHIBIT F attached hereto). If Landlord provides Tenant with notice of Tenant's failure to comply with any specific provision of this Lease on 3 separate occasions during any period of 12 consecutive months, Tenant's subsequent violation of such provision shall, at Landlord's option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19. REMEDIES.

         19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

                  (a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant's Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant's Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "COSTS OF RELETTING" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

                  (b) Terminate Tenant's right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant's Property and any parties occupying the Premises. Landlord may (but, except to the extent, if any, required by applicable Law, shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

         19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20. LIMITATION OF LIABILITY.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY

INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. SUCH CURE PERIOD FOR LANDLORD SHALL BE AT LEAST 60 DAYS AFTER WRITTEN NOTICE OF DEFAULT FROM TENANT TO LANDLORD (OR, IF THE DEFAULT CANNOT REASONABLY BE CURED WITHIN SAID 60 DAY PERIOD, SUCH LONGER PERIOD OF TIME AS IS REASONABLY NECESSARY TO CURE SUCH DEFAULT, PROVIDED LANDLORD COMMENCES THE CURE WITHIN SUCH 60 DAY PERIOD AND DILIGENTLY PURSUES SAME), AND, FOR ANY MORTGAGEE, SUCH CURE PERIOD SHALL BE AT LEAST 60 DAYS AFTER THE LATER OF (i) WRITTEN NOTICE OF DEFAULT FROM TENANT TO SUCH MORTGAGEE, OR (ii) EXPIRATION OF THE CURE PERIOD AVAILABLE TO LANDLORD AS PROVIDED ABOVE (OR, IF THE DEFAULT CANNOT REASONABLY BE CURED WITHIN SAID 60 DAY PERIOD, SUCH LONGER PERIOD OF TIME AS IS REASONABLY NECESSARY TO CURE SUCH DEFAULT, PROVIDED MORTGAGEE COMMENCES THE CURE WITHIN SUCH 60 DAY PERIOD AND DILIGENTLY PURSUES SAME). NOTWITHSTANDING THE FOREGOING, IF TENANT AND ANY SUCH MORTGAGEE HAVE AGREED TO A LONGER PERIOD OF TIME IN ANY SEPARATE AGREEMENT BY AND BETWEEN SUCH PARTIES, THE TERMS OF SUCH SEPARATE AGREEMENT SHALL CONTROL AS BETWEEN TENANT AND SUCH MORTGAGEE.

21. RELOCATION. [INTENTIONALLY OMITTED]

22. HOLDING OVER.

         If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

         Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "MORTGAGE"). The party having the benefit of a Mortgage shall be referred to as a "MORTGAGEE". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee provided that such agreement contains commercially reasonable non-disturbance provisions. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord's interest in this Lease. Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's current Mortgagee on such Mortgagee's current standard form of agreement. "REASONABLE EFFORTS" of Landlord shall not require Landlord to pay any fee or other amount to any third party or incur any liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the current Mortgagee's form of non-disturbance, subordination and attornment agreement (provided that it is in commercially reasonable form) and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant from the current Mortgagee shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

         Notwithstanding the foregoing in this Section 23 to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and
(c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

24. NOTICE.

         All demands, approvals, consents or notices (collectively referred to as a "NOTICE") shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in
Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, on the date on which delivery is actually attempted. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. SURRENDER OF PREMISES.

         At the termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant's Property within 2 days after termination of this Lease or Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant's Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant's Property to be abandoned and title to Tenant's Property shall vest in Landlord.

26. MISCELLANEOUS.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Each of Landlord and Tenant represents and warrants to the other that each individual executing this Lease on behalf of such party is authorized to do so on behalf of such party and that such party is not, and the entities or individuals constituting such party or which may own or control such party or which may be owned or controlled by such party are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

         26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

         26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the delivery of any Security Deposit or Letter of Credit or the payment of Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party ("FORCE MAJEURE").

         26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of:
(a) any further obligations hereunder relating to the handling of any Security Deposit or Letter of Credit, provided that such Security Deposit or Letter of Credit has actually been transferred to such successor in interest, or (b) any further obligations hereunder not described in the preceding clause (a), provided in each case that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed in writing Landlord's obligations under this Lease.

         26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option.

                  (a) Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to the Broker in accordance with the terms of a separate written commission agreement to be entered into between Landlord and the Broker, provided that in no event shall Landlord be obligated to pay a commission to the Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such written agreement or future written agreement between Landlord and the Broker.

                  (b) Agency Disclosure. At the signing of this Lease, Landlord's leasing agents, Susan J. Murphy and Don Matt, of Equity Office Properties Management Corp. represented (X) Landlord, (___) Tenant, or (___) both Landlord and Tenant. At the signing of this Lease, Tenant was not represented by any leasing agent. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to such party in this transaction, as required by RCW 18.86.030(1)(g).

                  (c) Landlord and Tenant, by their execution of this Lease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

         26.06 Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

         26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

         26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

         Landlord and Tenant have executed this Lease as of the day and year first above written.

                                  LANDLORD:

                                  WA-110 ATRIUM PLACE, L.L.C.,
                                  A DELAWARE LIMITED LIABILITY COMPANY

                                  By: Equity Office Management, L.L.C., a
                                      Delaware limited liability company, its
                                      non-member manager

                                      By: __________________________
                                          M. PATRICK CALLAHAN
                                          SENIOR VICE PRESIDENT - SEATTLE REGION

                                  TENANT:

                                  BSQUARE CORPORATION, A WASHINGTON CORPORATION

                                  By:    _____________________________

                                  Name:  _____________________________

                                  Title: _____________________________

                                  Tenant's Tax ID Number (SSN or FEIN):
                                  91-1650880

                            LANDLORD ACKNOWLEDGMENTS

STATE OF Washington)
COUNTY OF King     )ss:

         I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that M. Patrick Callahan, personally known to me to be the Senior Vice President - Seattle Region of Equity Office Management, L.L.C., a Delaware limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do, (s)he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

         GIVEN under my hand and official seal this ____ day of ______________________, 200__.

                                               _________________________________
                                                          Notary Public

My Commission Expires: ________________

                             TENANT ACKNOWLEDGMENTS

STATE OF ___________________)

COUNTY OF __________________)ss:

         On this the _____ day of __________________, 200__, before me a Notary
Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared _________________________________________.
known to me to be ________________________ President of BSQUARE CORPORATION, a Washington corporation, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do,
(s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                               _________________________________
                                                          Notary Public

My Commission Expires: ______________

                                   EXHIBIT A-1

                        OUTLINE AND LOCATION OF PREMISES

                                   EXHIBIT A-2

                                LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF WASHINGTON, COUNTY OF KING, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1 :

THAT PORTION OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 32, TOWNSHIP 25 NORTH, RANGE 5 EAST W.M., IN KING COUNTY, WASHINGTON, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE EAST MARGIN OF 110TH AVENUE NORTHEAST, AS NOW ESTABLISHED WITH A LINE PARALLEL TO AND 277.5 FEET NORTH OF, WHEN MEASURED AT RIGHT ANGLES TO THE EAST-WEST CENTERLINE OF SAID SECTION 32;

THENCE EASTERLY ALONG SAID PARALLEL LINE TO A POINT IN A LINE PARALLEL TO AND
476.8 FEET WEST OF, WHEN MEASURED AT RIGHT ANGLES, TO THE EAST LINE OF SAID SUBDIVISION;

THENCE NORTHERLY ALONG SAID PARALLEL LINE TO A POINT IN A LINE PARALLEL TO AND
577.5 FEET NORTH OF, WHEN MEASURED AT RIGHT ANGLES TO, THE SAID CENTER LINE OF SAID SECTION;

THENCE WESTERLY ALONG SAID PARALLEL LINE, 14.09 FEET TO A POINT IN A LINE PARALLEL TO AND 162.00 FEET WEST OF, WHEN MEASURED AT RIGHT ANGLES TO, THE EAST LINE OF THE WEST THREE QUARTERS OF THE SOUTH HALF OF SAID SUBDIVISION; THENCE NORTHERLY ALONG SAID PARALLEL LINE TO THE SOUTH MARGIN OF NORTHEAST SECOND STREET AS NOW ESTABLISHED;

THENCE WESTERLY ALON SAID SOUTH MARGIN OF NORTHEAST SECOND STREET TO THE SAID EAST MARGIN OF 110TH AVENUE NORTHEAST;

THENCE SOUTHERLY ALONG SAID EAST MARGIN TO THE POINT OF BEGINNING.

PARCEL 2 :

A PERPETUAL AIR SPACE EASEMENT AS CONVEYED BY DOCUMENT RECORDED NOVEMBER 23, 1981 AS RECORDING NO. 8111230037 OVER AND ACROSS THE FOLLOWING DESCRIBED
PROPERTY:

THAT PORTION OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 32, TOWNSHIP 25 NORTH, RANGE 5 EAST W.M., IN KING COUNTY, WASHINGTON, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE EAST MARGIN OF 110TH AVENUE NORTHEAST, AS NOW ESTABLISHED WITH A LINE PARALLEL TO AND 277.5 FEET NORTH OF, WHEN MEASURED AT RIGHT ANGLES TO THE EAST-WEST CENTERLINE OF SAID SECTION 32;

THENCE EASTERLY ALONG SAID PARALLEL LINE TO A POINT IN A LINE PARALLEL TO AND
476.8 FEET WEST OF, WHEN MEASURED AT RIGHT ANGLES, TO THE EAST LINE OF SAID SUBDIVISION;

THENCE NORTHERLY ALONG SAID PARALLEL LINE TO A POINT IN A LINE PARALLEL TO AND
577.5 FEET NORTH OF, WHEN MEASURED AT RIGHT ANGLES TO, THE SAID CENTER LINE OF SAID SECTION TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION;

THENCE WESTERLY ALONG SAID PARALLEL LINE, 14.09 FEET TO A POINT IN A LINE PARALLEL TO AND 162.00 FEET WEST OF, WHEN MEASURED AT RIGHT ANGLES TO, THE EAST LINE OF THE WEST THREE QUARTERS OF THE SOUTH HALF OF SAID SUBDIVISION;

NORTHERLY ALONG SAID PARALLEL LINE TO THE SOUTH MARGIN OF NORTHEAST SECOND STREET AS NOW ESTABLISHED;

THENCE EASTERLY ALONG SAID SOUTH MARGIN OF NORTHEAST SECOND STREET 14.09 FEET;

THENCE SOUTHERLY ALONG A LINE PARALLEL TO THE EAST LINE OF THE WEST THREE QUARTERS OF THE SOUTH HALF OF SAID SUBDIVISION TO THE TRUE POINT OF BEGINNING.

BOTH SITUATE IN THE COUNTY OF KING, SATE OF WASHINGTON

                                    EXHIBIT B

                               EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between WA-110 ATRIUM PLACE, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and BSQUARE CORPORATION, A WASHINGTON CORPORATION ("Tenant") for space in the Building located at 110 110th Avenue NE, Bellevue, Washington, and commonly known as 110 Atrium Place.

1. PAYMENTS.

         1.01 Tenant shall pay Tenant's Pro Rata Share of the total amount of Expenses and Taxes for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes at least 5 days before January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

         1.02 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's Pro Rata Share of Expenses and Taxes for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due and unpaid. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year. In no event shall Landlord be entitled to reimbursement from tenants for Expenses and Taxes in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year.

2. EXPENSES.

         2.01 "EXPENSES" means all costs and expenses incurred by Landlord in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Expenses include, without limitation:
(a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits, for employees at or below the level of general manager (provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance, repair and management of the Building); (b) management fees (not to exceed, on an annual basis, an amount equal to 4% of the gross receipts for the Building); (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs (excluding such costs for such utilities (i) which are provided to individual tenant premises in excess of Building-standard amounts, or (ii) which are not provided to individual tenant premises and for which Landlord is reimbursed by tenants); and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are: (1) performed primarily to reduce current or future operating expense costs or otherwise improve the operating efficiency of the Property (not to exceed the savings achieved) or upgrade Building security; or
(2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease (except to the extent such compliance is required solely because one or more tenants of the Building use their respective premises for purposes other than general office use or a use reasonably incident thereto). The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "PAYBACK PERIOD" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

         2.02 Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.

         The following items are also excluded from Expenses:

         (a) Sums (other than management fees, it being agreed that the management fees included in Expenses are as described above) paid to Landlord or subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

         (b) Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

         (c) Advertising and promotional expenditures.

         (d) Landlord's charitable and political contributions.

         (e) Any ground lease rental.

         (f) Attorney's fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

         (g) The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

         (h) All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building).

         (i) Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

         (j) Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property.

         (k) Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty.

         (l) Fines or penalties incurred as a result of violation by Landlord of any applicable Laws.

         (m) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building, except in connection with Landlord's performance of general maintenance and repair services provided to tenants of the Building in general.

         (n) Landlord's general corporate overhead and general administrative expenses.

         (o) Rental costs and related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be capital in nature, except to the extent such costs and expenses: (i) are incurred in making repairs or keeping permanent systems in operation while repairs are being made, (ii) relate to equipment that is not affixed to the Building and is used in providing janitorial or similar services, or (iii) is an Expense under clause (i) of the second sentence of Section 2.01 above.

         (p) Costs arising from the presence or removal of hazardous materials (including, without limitation, asbestos) in or about the Building or Property, except to the extent such removal is related to the general maintenance and repair of the Building or Property.

         2.03 If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, those Expenses which vary with Building occupancy shall, at Landlord's option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3. "TAXES" shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any reasonable costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Taxes within 30 days after Tenant's receipt of a statement from Landlord.

4. AUDIT RIGHTS. Tenant, within 365 days after receiving Landlord's statement of Expenses, may give Landlord written notice ("REVIEW NOTICE") that Tenant intends to review Landlord's records of the Expenses for that calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit; provided, however, that if Landlord and Tenant determine that Expenses for the calendar year were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "OBJECTION NOTICE") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent (or if the Term has expired, a refund within 30 days) in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.

                                    EXHIBIT C

                                   WORK LETTER

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D
                               COMMENCEMENT LETTER
                                    (EXAMPLE)

Date              ______________________

Tenant            ______________________
Address           ______________________
                  ______________________
                  ______________________

Re: Commencement Letter with respect to that certain Lease (the "Lease") dated as of the _____ day of __________, _____, by and between __________________________________, as Landlord, and
         __________________________________, as Tenant, for ________ rentable square feet on the ________ floor of the Building located at
         _____________________________________.

Dear     __________________:

         In accordance with Section 3.02 of the Lease, Tenant accepts possession of the Premises and confirms that the Commencement Date (as defined in the Lease) is ________________________.

         Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

___________________________________
Authorized Signatory

Agreed and Accepted:

         Tenant:           ______________________

         By:               ______________________
         Name:             ______________________
         Title:            ______________________
         Date:             ______________________

                                    EXHIBIT E

                         BUILDING RULES AND REGULATIONS

         The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord's prior approval, which approval shall not be unreasonably withheld.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9.       Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole reasonable opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being stored, used and disposed of by Tenant in commercially reasonable quantities, in a safe manner, and in accordance with all applicable Laws. Except for those substances as (i) are typically (a) found in similar premises and (b) used for general office purposes or for the routine maintenance of laboratory equipment typically used in the testing of computers and intelligent computing devices (including hardware, software and wired or wireless embedded smart devices), and (ii) are being stored, used and disposed of by Tenant in commercially reasonable quantities, in a safe manner, and in accordance with all applicable Laws, Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("LABOR DISRUPTION"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

                                    EXHIBIT F

                              ADDITIONAL PROVISIONS

         This Exhibit is attached to and made a part of the Lease by and between WA-110 ATRIUM PLACE, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and BSQUARE CORPORATION, A WASHINGTON CORPORATION ("Tenant"), for space in the Building located at 110 110th Avenue NE, Bellevue, Washington, and commonly known as 110 Atrium Place.

I.       LETTER OF CREDIT.

         A. GENERAL PROVISIONS. On or before July 1, 2004, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant's failure to comply with one or more provisions of this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the "LETTER OF CREDIT") substantially in the form of attached as EXHIBIT G hereto and containing the terms required herein, in the face amount of $1,200,000.00 (the "LETTER OF CREDIT AMOUNT"), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord's sole reasonable discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Subject to Section 1.F below, Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the "FINAL LC EXPIRATION DATE") that is 45 days after the scheduled expiration date of the Term or any renewal Term. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 60 days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section I, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

         B. DRAWINGS UNDER LETTER OF CREDIT. Upon Tenant's failure to comply with one or more provisions of this Lease, Landlord may, without prejudice to any other remedy provided in this Lease or by law, draw on the Letter of Credit and use all or part of the proceeds to (i) satisfy any amounts due to Landlord from Tenant, and (ii) satisfy any other damage, injury, expense or liability caused by Tenant's failure to so comply. In addition, if Tenant fails to furnish such renewal or replacement at least 45 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section I.

         C. USE OF PROCEEDS BY LANDLORD. The proceeds of the Letter of Credit shall constitute Landlord's sole and separate property (and not Tenant's property or the property of Tenant's bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any Rent payable by Tenant under this Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant's failure to comply with one or more provisions of this Lease; and (iii) against any amount (including attorneys' fees and costs) that Landlord may spend or become obligated to spend by reason of Tenant's default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 45 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant's or Guarantor's creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in

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

                  such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

         D. ADDITIONAL COVENANTS OF TENANT. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five Business Days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section I, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an uncurable Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         E. NATURE OF LETTER OF CREDIT. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a "security deposit" under any Law applicable to security deposits in the commercial context ("SECURITY DEPOSIT LAWS"), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

         F. REDUCTION IN LETTER OF CREDIT AMOUNT. Tenant may reduce the Letter of Credit Amount by $150,000 on January 1, 2007 and each anniversary thereof (each, a "REDUCTION DATE") provided that (a) no Default has occurred or continued to exist under the Lease at any time within 2 years before such Reduction Date; and (b) in no event shall the Letter of Credit Amount be reduced to an amount less than $875,000.00. Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount.

II.      RENEWAL OPTION.

         A. Grant of Option; Conditions. Tenant shall have the right to extend the Term (the "RENEWAL OPTION") for one additional period of five (5) years commencing on the day following the Termination Date of the initial Term and ending on the fifth 5th anniversary of the Termination Date (the "RENEWAL TERM"), if:

                  1. Landlord receives notice of exercise ("INITIAL RENEWAL NOTICE") not less than 12 full calendar months prior to the expiration of the initial Term and not more than 15 full calendar months prior to the expiration of the initial Term; and

                  2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

                  3. No part of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in
                           Section 11 of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

                  4. The Lease has not been assigned (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

         B.       Terms Applicable to Premises During Renewal Term.

                  1. The initial Base Rent rate per rentable square foot for the Premises

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

                           during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease.

                  2. Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Renewal Term in accordance with the provisions of Exhibit B to the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

         C. Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either
                  (i) give Landlord final binding written notice ("BINDING NOTICE") of Tenant's exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "REJECTION NOTICE"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the "ARBITRATION NOTICE") within 5 Business Days after the expiration of such 30-day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within such 30-day period and Tenant fails to timely exercise its right to arbitrate, Tenant's Renewal Option shall be deemed to be null and void and of no further force and effect.

         D.       Arbitration Procedure.

                  1. If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 Business Days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the "ESTIMATES"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the central business district of Bellevue, Washington, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

                  2. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

                  3. If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

         E. Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "RENEWAL AMENDMENT") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the Renewal Amendment to Landlord within 15 Business Days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

         F. Definition of Prevailing Market. For purposes of this Renewal Option, "PREVAILING MARKET" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the central business district of Bellevue, Washington. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

III.     PARKING.

         A. During the initial Term, Landlord shall lease to Tenant, or cause the operator (the "BUILDING FACILITY OPERATOR") of the garage servicing the Building (the "BUILDING FACILITY") to lease to Tenant, and Tenant shall lease from Landlord or the Building Facility Operator, a maximum of 130 unreserved parking spaces in the Building Facility (the "BUILDING FACILITY SPACES") for the use of Tenant and its employees. In addition, at Tenant's written request and subject to availability from time to time as determined by Landlord in its sole and absolute discretion, Landlord shall lease to Tenant, or cause its affiliate or the operator of the applicable parking facility (the "SUPPLEMENTAL FACILITY OPERATOR", and together with the Building Facility Operator, each, individually, an "OPERATOR") to lease to Tenant, and Tenant shall lease from Landlord or such affiliate or such Supplemental Facility Operator, on a month-to-month basis, a maximum of 43 unreserved parking space in another parking facility (the "SUPPLEMENTAL FACILITY", and together with the Building Facility, each, a "PARKING FACILITY") owned or operated by Landlord or an affiliate of Landlord located within four (4) city blocks from the Building Facility (together with the Building Facility Spaces, collectively, the "SPACES") for the use of Tenant and its employees. During the period beginning on the Commencement Date and ending August 31, 2006, the Spaces shall be leased at the rate of $0.00 per Space, per month. During the period beginning September 1, 2006 and ending August 31, 2009, the Spaces shall be leased at the rate of $50.00 per Space, per month, plus applicable tax thereon. During the period beginning September 1, 2009 and ending August 31, 2014, the Spaces shall be leased at the then current standard rate for parking in the applicable Parking Facility, plus applicable tax thereon, as such rate may be thereafter adjusted from time-to-time to reflect the then current rate for parking in the applicable Parking Facility. If requested by Landlord with respect to any Space(s), Tenant shall execute and deliver to Landlord the standard parking agreement used by Landlord or Landlord's affiliate or the applicable Operator (the "PARKING AGREEMENT") in the applicable Parking Facility for such Space(s).

         B. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize a Parking Facility or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of unreserved Spaces set forth above.

         C. Except for particular spaces and areas designated by Landlord or Landlord's affiliate or any Operator for reserved parking, all parking in each Parking Facility shall be on an unreserved, first-come, first-served basis.

         D. Neither Landlord nor Landlord's affiliate nor any Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from any Parking Facility regardless of whether such loss or theft occurs when such Parking Facility or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using any Parking Facility or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

         E. Landlord or its affiliate or the applicable Operator shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding any Parking Facility, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations, all reasonable additions and amendments thereto, and the terms and provisions of any Parking Agreement.

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

         F. Tenant shall not store or permit its employees to store any automobiles in any Parking Facility without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in any Parking Facility or on the Property. If it is necessary for Tenant or its employees to leave an automobile in any Parking Facility overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

         G. Landlord or its affiliate or the applicable Operator shall have the right to temporarily close any Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to such Parking Facility. Tenant shall not pay for any Spaces that Tenant is unable to use during any such closure.

         H. Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate the agreement contained in this Section III or in any Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

         I. Landlord or its affiliate or the applicable Operator may elect to provide parking cards or keys to control access to any Parking Facility. In such event, Tenant shall be provided with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord or its affiliate or the applicable Operator shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

IV. HAZARDOUS MATERIALS. Landlord represents, to its knowledge [based solely upon that certain Phase I Environmental Site Assessment by ATC Associates Inc. dated May 7, 2001, that the Premises are free of Hazardous Materials (as defined below) in amounts and conditions which are in violation of applicable environmental laws. Tenant shall not use, generate, manufacture, store or dispose of, on or about the Premises or Property, or transport to or from the Premises, Building or Property, any Hazardous Materials; provided, however, that Tenant shall have the right to use, generate and store on the Premises, and transport to and from the Premises, those Hazardous Materials which are generally used (a) in the ordinary course in first class office buildings, or
(b) for the routine maintenance of laboratory equipment typically used in the testing of computers and intelligent computing devices (including hardware, software and wired or wireless embedded smart devices); provided further, however, that such use, generation, storage and transportation shall be limited to commercially reasonable quantities and shall be in compliance with all applicable federal, state and local laws, regulations and ordinances. As used in this Lease, "HAZARDOUS MATERIALS" shall mean any material or substance that is now or hereafter defined or regulated by any statute, regulation, ordinance, or governmental authority thereunder, as radioactive, toxic, hazardous, or waste, including but not limited to (i) petroleum and any of its constituents or byproducts, (ii) radioactive materials, (iii) asbestos in any form or condition, and (iv) substances or materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.

V. EXISTING OFFICE FURNITURE. Landlord and Tenant understand and acknowledge that a portion of the Premises is currently possessed by Landlord (and not by any tenant or other occupant) and that certain office furniture (the "EXISTING OFFICE FURNITURE") is currently located in such portion of the Premises. Between the date hereof and the date on which Tenant takes possession of the Premises, Landlord shall not remove any of the Existing Office Furniture from the Premises. In addition, in consideration of $0.00, Landlord does hereby quitclaim and convey to Tenant, effective as of the date on which Tenant takes possession of any portion of the Premises, any Existing Office Furniture that may be located in such portion of the Premises. Without limiting the foregoing, as of the date of such quitclaim and conveyance of any portion of the Premises, any Existing Office Furniture located in such portion of the Premises shall be deemed part of Tenant's Property. Such quitclaim and conveyance are made without any warranties of title, quality, condition, fitness of use, or merchantability, and Tenant accepts the Existing Office Furniture its "as is" / "where is" condition.

VI. STORAGE. If, at any time during the Term (but not less than 2 months after delivering any prior such notice), Tenant delivers written notice to Landlord requesting the use of any available

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

storage space in the Building and Landlord determines, in its sole and absolute discretion (but acting in good faith), that such storage space is available, then Landlord and Tenant shall enter into an amendment to the Lease prepared by Landlord pursuant to which Landlord's standard storage provision shall be added to the Lease and, subject to the terms and conditions of such provision, Landlord shall lease such storage space to Tenant for the balance of the Term; provided, however, that in no event shall the rent charged for such storage space exceed $12.00 per rentable square foot.

VII. FINANCIAL STATEMENTS. Within 10 Business Days after Landlord's written request from time to time (but not more frequently than once in any 12-month period), Tenant shall deliver to Landlord copies of its most recent annual financial statements and copies of its quarterly financial statements for the 12-month period ending with the most-recently-ended quarter.

VIII.    SUNSET NORTH LEASE.

         A. Landlord and Tenant acknowledge that WA-Sunset North Bellevue, L.L.C., a Washington limited liability company ("LANDLORD'S AFFILIATE"), and Tenant are currently parties to that certain Office Lease Agreement dated as of January 15, 1999, as amended (the "SUNSET NORTH LEASE"), relating to certain leased premises in the building located at 3150 139th Avenue S.E., Suite 500, Bellevue, Washington. Notwithstanding anything in the Lease to the contrary, the Lease is contingent upon Landlord's Affiliate and Tenant contemporaneously herewith entering into that certain Fifth Amendment to Office Lease Agreement (the "SUNSET NORTH AMENDMENT"), dated as of even date herewith, pursuant to which Landlord's Affiliate and Tenant shall agree that Tenant's obligation to pay rent for calendar year 2004 under the Sunset North Lease shall be deferred subject to the terms and conditions set forth in such Sunset North Amendment. If Landlord's Affiliate and Tenant fail to enter into such Sunset North Amendment contemporaneously herewith, then either Landlord or Tenant may terminate the Lease by providing written notice thereof to the other party on or before the earlier of (i) the fifth (5th) business day after the date on which the Lease is fully executed and delivered, or (ii) the full execution and delivery of such Sunset North Amendment by Landlord's Affiliate and Tenant, whereupon, notwithstanding anything in the Lease to the contrary, the Lease shall be null and void and of no force or effect.

         B. Notwithstanding anything in the Lease to the contrary, any default by Tenant, beyond any applicable notice or cure period, in any obligation to pay any monetary amount under the Sunset North Lease (as amended from time to time), or under any promissory note or other agreement with Landlord's Affiliate entered into by Tenant pursuant to or in connection with the Sunset North Lease (as amended from time to time), shall be referred to in Section 18 of the Lease as a "SUNSET NORTH DEFAULT".

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

                                    EXHIBIT G

                              LETTER OF CREDIT FORM

                         [Name of Financial Institution]

                                                 Irrevocable Standby
                                                 Letter of Credit
                                                 No. ________________________
                                                 Issuance Date:______________
                                                 Expiration Date:____________
                                                 Applicant: BSQUARE CORPORATION

Beneficiary

WA-110 ATRIUM PLACE, L.L.C.,
c/o Equity Office Management, L.L.C.
701 5th Avenue
Suite 4000
Seattle, Washington 98104
Attn: Property Manager, 110 Atrium Place

Ladies/Gentlemen:

         We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of One Million Two Hundred Thousand and 00/100 U.S. Dollars ($1,200,00.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.       An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by an authorized signatory or agent reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your
         Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us pursuant to the terms of that certain lease by and between WA-110 ATRIUM PLACE, L.L.C., a Delaware limited liability company, as landlord, and BSQUARE CORPORATION, a Washington corporation, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease."

         It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

         This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

         We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

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

         All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at
______________________________________________ to the attention of
__________________________________.

                                                  Very truly yours,

                                                  _____________________________

                                                             [name]
                                                  _____________________________

                                                             [title]
                                                  _____________________________

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